UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

Welltower Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 247-2800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02  Results of Operations and Financial Condition.

On February 22, 2018, Welltower Inc. (the “Company”) issued a press release that announced operating results for its fourth quarter ended December 31, 2017.  The press release refers to a supplemental information package that is available on the Company's website (www.welltower.com), free of charge.  Copies of the press release and supplemental information package have been furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report, and are incorporated herein by reference.

The information included in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                           Press release of Welltower Inc. dated February 22, 2018.

99.2                           Welltower Inc. Supplemental Information Package for the quarter ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:  /s/ Matthew McQueen

Name: Matthew McQueen

Title:  Senior Vice President – General Counsel & Corporate Secretary

Dated:  February 22, 2018